UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 7, 2010

IPKV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52135	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Nautilus Global Partners
700 Gemini, Suite 100
Houston, TX 77027
(Address of Principal Executive Offices/Zip Code)

(281) 488-3883
(Registrant~{!/~}s telephone number, including area code)

Ruby Growth Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2010, IPKV Holdings, Inc. (the ~{!0~}Company~{!1~}) amended Article III, Section 1 of its Bylaws, effective immediately, which now states in its entirety:

Section 1.                      Powers; Number; Qualifications.                                                                The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.  The number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than one (1) nor more than  seven (7) directors.  Directors need not be stockholders of the Corporation.

Previously, Article III, Section 1 did not specify the maximum number of directors required to constitute the Board of Directors.  A copy of the Company~{!/~}s Amended and Restated Bylaws is attached to this Report as Exhibit 3.2.

Item 9.01                      Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPKV HOLDINGS, INC.

Date: December 7, 2010	By:	/s/ Joseph Rozelle
Name: Joseph Rozelle
Title: President